                                                                      Exhibit 5

                                 April 29, 1997


Energen Corporation
2101 Sixth Avenue North
Birmingham, Alabama  35203

Ladies and Gentlemen:

                 In our capacity as counsel for Energen Corporation, an Alabama corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement") in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, relating to up to $5,000,000 of (i) the Common Stock of the Company, par value $.01 per share (the "Common Stock"), and
(ii) Deferred Compensation Units ("Units"), pursuant to the Energen Corporation 1997 Deferred Compensation Plan (the "Plan"). In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                 Based upon the foregoing, we are of the opinion that:

                 1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama;

                 2. The Plan has been duly and validly authorized and adopted, and the Units being registered hereunder that may be issued to its participants, when issued or sold in accordance with the Plan, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity;

                 3. The shares of the Common Stock of the Company referred to above to be offered under the Registration Statement have been duly authorized and, when issued and delivered in accordance with the Plan, will be validly issued, fully paid and nonassessable; and

                 4. Under the laws of the state of Alabama, no personal liability will attach to the holder of the shares of the Common Stock issued and delivered in accordance with the Plan.

Energen Corporation
April 29, 1997
Page 2


                 We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement.


                                              Yours very truly,


                                              /s/ Bradley Arant Rose & White LLP